EXHIBIT 11

T. ROWE PRICE ASSOCIATES, INC.	WWW.TROWEPRICE.COM

LEGAL DEPARTMENT	P.O. Box 89000 Baltimore, Maryland 21289-8220

100 East Pratt Street Baltimore, Maryland 21202-1009
March 28, 2005
Toll Free 800-638-7890 Fax 410-345-6575

T. Rowe Price Index Trust, Inc.
100 East Pratt Street Baltimore,
Maryland 21202

Dear Sirs:

In connection with the proposed registration of shares of Capital Stock of your Company designated as the T. Rowe Price Equity Index 500 and T. Rowe Price Extended Equity Market Index Funds, I have examined certified copies of your company’s current Articles of Incorporation and By-Laws of your Company as presently in effect.

I am of the opinion that:

(i) your Company is a corporation duly organized and existing user the laws of Maryland; and

(ii) each of such authorized shares of Capital Stock of your Company, upon payment in full of the price fixed by the Board of Directors of your Company, will be legally and validly issued and will be fully paid and non-assessable.

I hereby consent to the use of this opinion as an exhibit to the Company’s Registration Statement on form N-14 to be filed with the Securities and Exchange Commission for the registration under the Securities Act of 1933 of shares of Capital Stock of your Company designated as the T. Rowe Price Equity Index 500 and T. Rowe Price Extended Equity Market Index Funds.

Sincerely,

Henry H. Hopkins

T. ROWE PRICE ASSOCIATES, INC.	WWW.TROWEPRICE.COM

LEGAL DEPARTMENT	P.O. Box 89000 Baltimore, Maryland 21289-8220

100 East Pratt Street Baltimore, Maryland 21202-1009
March 28, 2005
Toll Free 800-638-7890 Fax 410-345-6575

T. Rowe Price U.S. Bond Index Fund, Inc.
100 East Pratt Street
Baltimore, Maryland 21202

Dear Sirs:

In connection with the proposed registration of shares of Capital Stock of your Company designated as the T. Rowe Price U.S. Bond Index Fund, Inc., I have examined certified copies of your company’s current Articles of Incorporation and By-Laws of your Company as presently in effect.

I am of the opinion that:

(i) your Company is a corporation duly organized and existing user the laws of Maryland; and

(ii) each of such authorized shares of Capital Stock of your Company, upon payment in full of the price fixed by the Board of Directors of your Company, will be legally and validly issued and will be fully paid and non-assessable.

I hereby consent to the use of this opinion as an exhibit to the Company’s Registration Statement on form N-14 to be filed with the Securities and Exchange Commission for the registration under the Securities Act of 1933 of shares of Capital Stock of your Company designated as the T. Rowe Price U.S. Bond Index Fund, Inc.

Sincerely,

Henry H. Hopkins

T. ROWE PRICE ASSOCIATES, INC.	WWW.TROWEPRICE.COM

LEGAL DEPARTMENT	P.O. Box 89000 Baltimore, Maryland 21289-8220

100 East Pratt Street Baltimore, Maryland 21202-1009
March 28, 2005
Toll Free 800-638-7890 Fax 410-345-6575

T. Rowe Price International Index Fund, Inc.
100 East Pratt Street
Baltimore, Maryland 21202

Dear Sirs:

In connection with the proposed registration of shares of Capital Stock of your Company designated as the T. Rowe Price International Equity Index Fund, I have examined certified copies of your company’s current Articles of Incorporation and By-Laws of your Company as presently in effect.

I am of the opinion that:

(i) your Company is a corporation duly organized and existing user the laws of Maryland; and

(ii) each of such authorized shares of Capital Stock of your Company, upon payment in full of the price fixed by the Board of Directors of your Company, will be legally and validly issued and will be fully paid and non-assessable.

I hereby consent to the use of this opinion as an exhibit to the Company’s Registration Statement on form N-14 to be filed with the Securities and Exchange Commission for the registration under the Securities Act of 1933 of shares of Capital Stock of your Company designated as the T. Rowe Price International Equity Index Fund.

Sincerely,

Henry H. Hopkins